EXHIBIT 99.1

Harvard Bioscience Reports First Quarter 2016 Financial Results

Conference Call To Be Held at 8:30 AM ET Today

HOLLISTON, Mass., May 12, 2016 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO) (the “Company”), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, reported its financial results for the three months ended March 31, 2016.

The Company reported revenues for the first quarter of $27.0 million and non-GAAP diluted earnings per share of $0.05, compared with revenues of $25.8 million and non-GAAP earnings per diluted share of $0.02 for the year-ago quarter. For the respective diluted earnings per share figures under U.S. generally accepted accounting principles (“GAAP”) that correspond to the above non-GAAP figures please see the more detailed discussion below regarding the financial results for the three months ended March 31, 2016. Refer to Exhibit 7 below for a reconciliation between GAAP and non-GAAP diluted earnings per share. Excluding currency translation, revenues for the first quarter increased 6%, or $1.5 million from the year-ago quarter. For a reconciliation of changes in revenues, refer to Exhibit 9 below.

Jeffrey A. Duchemin, President and Chief Executive Officer of Harvard Bioscience, said, “We are pleased to report a solid start to 2016.  We delivered strong top and bottom-line growth, which demonstrates our team’s commitment to our growth strategy.  Revenue growth of 5% is a testament to our team’s ability to deliver organic growth and execute to our plan.”

Mr. Duchemin continued, “Additionally, the facility consolidation efforts, which we completed in 2015, began to produce positive results as we report today that our first quarter non-GAAP gross profit percentage increased 190 basis points to 48.1% as compared to the same period in 2015.”  The gross profit percentage increased 340 basis points on a GAAP basis to 48.0%.  For a reconciliation between GAAP and non-GAAP gross profit, refer to Exhibit 4 below.

Mr. Duchemin concluded, “The first signs of the benefits we expect to reap from right sizing our global footprint, along with the investments made in 2015, are reflected in the results reported today.  Our work is not done, but a solid start to 2016 has positioned us to meet our 2016 financial and strategic objectives.”

Financial Results for the Quarter Ended March 31, 2016

  Revenues for the three months ended March 31, 2016 were $27.0 million, an increase of approximately 4.7%, or $1.2 million compared to revenues of $25.8 million for the three months ended March 31, 2015. Excluding currency translation, revenues increased 6%, or $1.5 million. For a reconciliation of changes in revenues, refer to Exhibit 9 below.

  Net loss, as measured under GAAP, was $0.6 million, or $0.02 per diluted share, for the three months ended March 31, 2016 compared to a loss of $1.4 million, or $0.04 per diluted share, for the same quarter in 2015.

  Net income, on a non-GAAP basis, was $1.6 million, or $0.05 per diluted share, for the three months ended March 31, 2016, compared to $0.8 million, or $0.02 per diluted share, for the three months ended March 31, 2015. For a reconciliation between GAAP and non-GAAP net income, and between GAAP and non-GAAP diluted earnings per share, refer to Exhibits 6 and 7 below, respectively. Additionally, refer to Exhibit 10 for the non-GAAP consolidated statement of operations.

Financial Guidance

The Company is reaffirming its financial guidance for the full year 2016, which was previously issued on April 29, 2016. The Company continues to expect revenues to be approximately $109 million to $111 million.

The Company continues to expect to report full-year 2016 non-GAAP diluted earnings per share of $0.17 to $0.19. This translates to an updated GAAP diluted earnings per share of approximately $0.02 to $0.04. Refer to our earnings release, issued on April 29, 2016, for additional details on guidance.

The Company may incur charges, realize gains, or experience other events in 2016 that could cause actual results to vary from this guidance. Refer to Exhibit 8 below for a reconciliation between the GAAP and non-GAAP diluted earnings per share guidance.

Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 8:30 am ET. On that call, management may respond to questions from the audience and provide information on any of a number of topics related to the business, including operations, plans and outlook.

Participating in the call will be Jeffrey A. Duchemin, President and Chief Executive Officer and Robert Gagnon, Chief Financial Officer of Harvard Bioscience. Investors can access the live conference call by dialing the following phone numbers: toll-free 1-888-771-4371, or international: 1-847-585-4405, and referencing the conference ID# 42439647.

The conference will be simultaneously webcast and can be accessed through the Harvard Bioscience website. To listen to the webcast, log on to the webcast at http://investor.harvardbioscience.com/ and click on the Earnings Call icon. Financial information presented on the call, including the earnings release, will also be available on the investor relations section of the website.

If you are unable to listen to the live conference call, the webcast will be available on the Company's website through May 19, 2016.

To add this meeting to your calendar visit: http://investor.harvardbioscience.com/  and click “remind me”.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including revenues, adjusted gross profit, adjusted operating income, adjusted net income and adjusted earnings per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of revenues and income have excluded certain revenues and expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as currency translation, amortization of intangibles related to acquisitions, costs related to acquisition initiatives, forensic investigation costs, severance and restructuring expenses and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our non-GAAP adjusted gross profit, non-GAAP adjusted operating income, non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share for the three months ended March 31, 2016 and 2015 are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors including Thermo Fisher Scientific Inc., VWR, GE Healthcare, and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, or potential acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include reductions in customers’ research budgets or government funding; domestic and global economic conditions; economic, political and other risks associated with international revenues and operations; currency exchange rate fluctuations; economic and political conditions generally and those affecting pharmaceutical and biotechnology industries; the seasonal nature of purchasing in Europe; the Company's failure to expand into foreign countries and international markets; the Company’s failure to realize the expected benefits of facility consolidations; the Company's inability to manage its growth; competition from the Company's competitors; material weakness in the Company’s internal control over financial reporting; failure or inadequacy of the Company's information technology structure; impact of difficulties implementing our enterprise resource planning systems; the Company's failure to identify potential acquisition candidates and successfully close such acquisitions with favorable pricing or integrate acquired businesses or technologies; unanticipated costs relating to acquisitions and known and unknown costs arising in connection with the Company's consolidation of business functions and any restructuring initiatives; the Company’s inability to effectively sell spectrophotometer products following the retirement of the GE Healthcare brand failure of any banking institution in which the Company deposits its funds or the institution's failure to provide services; the Company's substantial debt and its ability to meet the financial covenants contained in its credit facility; the Company's failure to raise or generate capital necessary to implement its acquisition and expansion strategy, expand operation and invest in new products; the failure of the Company's spin-off of Harvard Apparatus Regenerative Technology, Inc. (now known as Biostage, Inc., “Biostage”), to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes; the failure of Biostage to indemnify the Company for any liabilities associated with Biostage’s business; impact of any impairment of the Company's goodwill or intangible assets; the Company's ability to retain key personnel; rising commodity and precious metals costs; the Company's ability to protect its intellectual property and operate without infringing on others' intellectual property; exposure to product and other liability claims; plus factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015 or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on our web site.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	March 31,	December 31,
	2016	2015
Assets

Cash and cash equivalents	$4,175	$6,744
Trade receivables	18,020	17,547
Inventories	22,216	22,343
Property, plant and equipment	5,733	5,902
Goodwill and other intangibles	62,234	62,452
Other assets	5,502	5,062
Total assets	$117,880	$120,050

Liabilities and Stockholders' Equity

Total current liabilities	$15,896	$19,323
Total liabilities	39,685	42,452
Stockholders’ equity	78,195	77,598
Total liabilities and stockholders’ equity	$117,880	$120,050

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Revenues	$26,963	$25,763
Cost of revenues	14,018	14,285
Gross profit	12,945	11,478

Sales and marketing expenses	5,102	5,199
General and administrative expenses	5,948	4,831
Research and development expenses	1,425	1,748
Restructuring charges	11	57
Amortization of intangible assets	680	793
Total operating expenses	13,166	12,628

Operating loss	(221)	(1,150)

Other (expense) income:
Foreign exchange	(9)	223
Interest expense	(164)	(222)
Interest income	1	1
Other expense, net	(50)	(616)
Other expense, net	(222)	(614)

Loss before income taxes	(443)	(1,764)
Income tax expense (benefit)	193	(363)
Net loss	$(636)	$(1,401)

Loss per share:
Basic loss per common share	$(0.02)	$(0.04)

Diluted loss per common share	$(0.02)	$(0.04)

Weighted average common shares:
Basic	34,013	32,908

Diluted	34,013	32,908

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Cash Flow Information
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015

Cash flows from operations:
Net loss	$(636)	$(1,401)
Changes in assets and liabilities	(1,981)	(624)
Other adjustments to operating cash flows	1,891	1,528
Net cash used in operating activities	(726)	(497)

Investing activities:
Acquisitions, net of cash acquired	-	(4,545)
Other investing activities	(205)	(1,044)
Net cash used in investing activities	(205)	(5,589)

Financing activities:
Proceeds from issuance of debt	1,000	3,300
Repayments of debt	(2,613)	(2,850)
Other financing activities	(113)	382
Net cash (used in) provided by financing activities	(1,726)	832

Effect of exchange rate changes on cash	88	(849)

Decrease in cash and cash equivalents	$(2,569)	$(6,103)

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015

GAAP gross profit	$12,945	$11,478

Adjustments:

Inventory valuation step-up charges on acquisition	-	391

Stock-based compensation expense	11	21

Non-GAAP adjusted gross profit	$12,956	$11,890

Non-GAAP adjusted gross profit percentage	48.1%	46.2%

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating Loss to Non-GAAP Adjusted Operating Income
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015

GAAP operating loss	$(221)	$(1,150)

Adjustments:

Amortization of intangible assets	680	793

Inventory valuation step-up charges on acquisition	-	391

Forensic investigation costs	1,165	-

Severance and restructuring charges	11	346

Stock-based compensation expense	754	580

Non-GAAP adjusted operating income	$2,389	$960

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2016	2015

GAAP net loss	$(636)	$(1,401)

Adjustments:

Amortization of intangible assets	680	793

Inventory valuation step-up charges on acquisition	-	391

Forensic investigation costs	1,165	-

Severance and restructuring charges	11	346

Acquisition costs	6	583

Stock-based compensation expense	754	580

Income taxes (A)	(413)	(536)

Non-GAAP adjusted net income	$1,567	$756

(A) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted Loss Per Common Share to Non-GAAP Adjusted Diluted Earnings Per Common Share
(unaudited)

	Three Months Ended
	March 31,
	2016	2015

GAAP diluted loss per common share	$(0.02)	$(0.04)

Adjustments:

Amortization of intangible assets	0.02	0.02

Inventory valuation step-up charges on acquisition	-	0.01

Forensic investigation costs	0.04	-

Severance and restructuring charges	-	0.01

Acquisition costs	-	0.02

Stock-based compensation expense	0.02	0.02

Income taxes (A)	(0.01)	(0.02)

Non-GAAP adjusted diluted earnings per common share	$0.05	$0.02

(A) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 8
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for 2016 GAAP Diluted Earnings per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted earnings per common share (A)	$0.02 - 0.04

Adjustments:

Amortization of intangible assets	0.08

Forensic investigation costs	0.04

Stock-based compensation expense	0.09

Income taxes (B)	(0.06)

Non-GAAP adjusted diluted earnings per common share (A)	$0.17 - 0.19

(A) This guidance excludes the impact of future acquisitions, acquisition costs, restructuring charges or forensic investigation costs.

(B) Income taxes includes the tax effect of adjusting for the reconciling items.

Exhibit 9
HARVARD BIOSCIENCE, INC.
Reconciliation of Changes In Revenues Compared to the Same Period of the Prior Year
(unaudited)

	Three Months Ended				For the Year Ended	Three Months Ended				For the Year Ended	Three Months Ended
	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,
	2014	2014	2014	2014	2014	2015	2015	2015	2015	2015	2016

Growth	-2.7%	0.7%	0.0%	11.0%	2.4%	3.8%	11.5%	3.9%	-3.3%	3.7%	6.0%

Foreign exchange effect	2.0%	2.6%	1.2%	-2.0%	0.9%	-4.3%	-4.7%	-2.8%	-3.3%	-3.7%	-1.3%

Total revenue growth	-0.7%	3.3%	1.2%	9.0%	3.3%	-0.5%	6.8%	1.1%	-6.6%	0.0%	4.7%

Exhibit 10
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Non-GAAP Adjusted Net Income
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2016	2015

Revenues	$26,963	$25,763
Cost of revenues	14,007	13,873
Gross profit	12,956	11,890

Sales and marketing expenses	5,001	5,112
General and administrative expenses	4,161	4,106
Research and development expenses	1,405	1,712
Total operating expenses	10,567	10,930

Operating income	2,389	960

Other (expense) income:
Foreign exchange	(9)	223
Interest expense	(164)	(222)
Interest income	1	1
Other expense, net	(44)	(33)
Other expense, net	(216)	(31)

Income before income taxes	2,173	929
Income tax expense	606	173
Net income	$1,567	$756

Earnings per share:
Basic earnings per common share	$0.05	$0.02

Diluted earnings per common share	$0.05	$0.02

Weighted average common shares:
Basic	34,013	32,908

Diluted	34,013	32,908

CONTACTS:

Jeffrey A. Duchemin
CEO and President

Robert E. Gagnon
CFO

Corey Manchester
Director, Finance and Investor Relations

Tel: 508 893 8999
Fax: 508 429 8478